Execution Version

LIMITED WAIVER REGARDING

SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

March 27, 2024

Conifer Holdings, Inc.

550 West Merrill Street, Suite 200

Birmingham, Michigan 48009

Elanus Capital Investments Master SP Series 3,

a S.P. of Elanus Capital Investments Master SPC

c/o Elanus Capital Management LLC (the manager)

3 Woodvale Drive

Syosset, NY 11791

Reference is made to that certain Second Amended and Restated Note Purchase Agreement dated as of September 30, 2023 (as amended, modified or revised from time to time prior to the date hereof, including by that certain First Amendment to Second Amended and Restated Note Purchase Agreement dated as of December 13, 2023, the “Note Purchase Agreement”), between Conifer Holdings, Inc., a Michigan corporation (the “Company”), and Elanus Capital Investments Master SP Series 3, a S.P. of Elanus Capital Investments Master SPC (the “Purchaser”), whereby the Company issued to the Purchaser $10,000,000 aggregate principal amount of its 12.5% Senior Secured Notes due September 30, 2028 (the “Senior Secured Notes”). Capitalized terms used but not defined in this Limited Waiver Regarding Second Amended and Restated Note Purchase Agreement (this “Waiver”) shall have the meanings given to such terms in the Note Purchase Agreement.

The Company has requested that the Required Holders waive the Specified Defaults (as defined below), and the undersigned Required Holders hereby agree to such waiver, in each case on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Waiver of Specified Defaults.
a.
The Company hereby acknowledges that the Defaults and Events of Defaults identified on Schedule A attached hereto have occurred and continued (or will or may hereafter occur, as applicable) under the Note Purchase Agreement (each such Default and/or Event of Default, collectively, the “Specified Defaults”).
b.
Subject to the terms and conditions hereof, each of the undersigned Required Holders hereby waives the Specified Defaults; provided, that this waiver shall expire, terminate and no longer be in effect at the earlier of (i) May 31, 2025 and (ii) the

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occurrence and continuance of any other Event of Default (the "Waiver Termination Date"). The parties hereto acknowledge and agree that the waivers set forth herein (i) are limited to the matters expressly set forth herein and solely until the Waiver Termination Date, (ii) except as expressly set forth herein, shall not be deemed to be a consent to or amendment, waiver or modification of any other term contained in the Note Purchase Agreement or allow for any other or further departure from the terms and conditions of the Note Purchase Agreement, which terms and conditions shall continue in full force and effect, (iii) are not intended to, and shall not, establish any course of dealing among the Company and any Holder that is inconsistent with the express terms of the Note Purchase Agreement, (iv) shall not operate as a waiver of any other right, power, or remedy of the Holders under the Note Purchase Agreement, and (v) shall not be construed as an agreement or understanding by the Holders to grant any other waiver or other accommodation in the future with respect to any provision of the Note Purchase Agreement.
2.
Conditions to Effectiveness. This Waiver shall be effective upon satisfaction of the following conditions in a manner satisfactory to the Required Holders:
a.
the execution and delivery of this Waiver by all parties hereto;

b.
after giving effect to this Waiver, no Default or Event of Default has occurred and is continuing;

c.
receipt by the Required Holders of a good standing certificate of the Company certified by the Secretary of State (or equivalent agency) of the State of Michigan as of a date no earlier than three (3) Business Days prior to the date hereof; and

d.
the Company shall have paid, to the extent invoiced prior to the date hereof, to the Holders (or their advisors) all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, execution and delivery of this Waiver and all other related documents together with any other amounts, if any, in each case, required to be paid under Section 18.1 of the Note Purchase Agreement and unpaid on the date hereof (including the attorneys' fees of Clifford Chance US LLP).

3.
Representations and Warranties. The Company represents and warrants to the Required Holders that:
a.
the Company has all requisite power and authority to execute this Waiver and to perform all of its respective obligations under this Waiver and the Note Purchase Agreement, this Waiver has been duly executed and delivered by the Company and this Waiver and the Note Purchase Agreement, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

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b.
the representations and warranties set forth in Section 5 of the Note Purchase Agreement (after giving effect to this Waiver and, in the case of Section 5.5(a)(iii), any information and/or reports filed by the Company with the Securities and Exchange Commission) are true and correct on the date hereof in all material respects with the same force and effect as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date); provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof; and

c.
after giving effect to this Waiver, no Default or Event of Default has occurred and is continuing.

4.
Miscellaneous.
a.
The Note Purchase Agreement is confirmed as being in full force and effect, the Company ratifies and reaffirms all of its obligations under the Note Purchase Agreement (after giving effect to the waivers under the Note Purchase Agreement set forth herein) and the collateral documents executed in connection therewith, and its grant to each Purchaser and Holder of a security interest in the Collateral and the validity and enforceability of all of the liens and security interests heretofore granted to the Purchasers and Holders under the Note Purchase Agreement and each of the other collateral documents to which it is a party, and except as expressly set forth herein, the Purchasers do not waive any of their rights or remedies thereunder.
b.
The Holders expressly reserve all of their rights, remedies, claims and defenses under the Note Purchase Agreement, as well as at law and in equity, with respect to any Specified Defaults after the Waiver Termination Date and any other Defaults or Events of Default. Any delay by the Holders in enforcing their rights and remedies with respect to any Specified Defaults after the Waiver Termination Date and any other existing or future Default or Event of Default does not constitute, and any future delay will not constitute, and no such delay may be construed as, (i) a waiver of any rights or remedies of the Holders or (ii) a course of conduct on the part of such Holder on which the Company may rely at any time, and none of the foregoing will impair the Holders' ability to exercise such rights and remedies now or in the future.
c.
The Issuer acknowledges and agrees that as of the date hereof, it has no claim, defense or set-off right against any Holder of any nature whatsoever, whether sounding in tort, contract or otherwise, and has no claim, defense or set-off of any nature whatsoever to the enforcement by any Holder of the full amount of the Notes and other obligations of the Issuer under the Note Purchase Agreement and the other Note Documents. Notwithstanding the foregoing, to the extent that any claim, cause of action, defense or set-off against any Holders or their enforcement of the Note Purchase Agreement, any Note, or any other Note Document, of any nature whatsoever, known or unknown, fixed or contingent, does nonetheless exist or may exist, in each case on the date hereof, in consideration of the Holders’ entering into this Waiver, the Issuer irrevocably

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and unconditionally waives and releases fully each and every such claim, cause of action, defense and set-off which exists or may exist, in each case, on the date hereof.
d.
Delivery of an executed signature page of this Waiver or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.
e.
This Waiver shall be governed by and construed in accordance with the laws of the State of New York.
f.
Sections 22.7 and 22.8 of the Note Purchase Agreement are incorporated herein and shall apply to this Waiver, mutatis mutandis.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the Company and the Required Holders have executed this Waiver as of the date first listed above.

CONIFER HOLDINGS, INC.

By: ________________________________

Name: Brian Roney

Title: President

ELANUS CAPITAL INVESTMENTS MASTER SP SERIES 3,

a S.P. of ELANUS CAPITAL INVESTMENTS MASTER SPC

By: ________________________________

Name:

Title:

[Signature Page to Waiver Agreement]

Schedule A

Specified Defaults

(1)
The Company failing to maintain the requisite Tangible Net Worth as of the end of (a) the fiscal quarter ended December 31, 2023 and (b) each fiscal quarter thereafter ending on or prior to the Waiver Termination Date, in each case as required by Section 11.1 of the Note Purchase Agreement, resulting in an Event of Default pursuant to Section 12.1(c) of the Note Purchase Agreement.
(2)
The Company permitting the Dividend Paying Capacity of White Pine Insurance Company to be less than $1,000,000 for (a) the fiscal year ended December 31, 2023 and (b) each fiscal year thereafter ending on or prior to the Waiver Termination Date, in each case as required by Section 11.3 of the Note Purchase Agreement, resulting in an Event of Default pursuant to Section 12.1(c) of the Note Purchase Agreement.
(3)
The Company permitting the “total adjusted capital” (within the meaning of the Model Act) of each of Conifer Insurance Company and White Pine Insurance Company to be less than the requisite percentage of the applicable “authorized control level of risk-based capital” (within the meaning of the Model Act) for such Insurance Subsidiary, in each case as of the end of (a) the fiscal year ended December 31, 2023 and (b) each fiscal year thereafter ending on or prior to the Waiver Termination Date, in each case as required by Section 11.5 of the Note Purchase Agreement, resulting in an Event of Default pursuant to Section 12.1(c) of the Note Purchase Agreement.
(4)
The Company permitting the ratio of total Consolidated Indebtedness to Total Capital to exceed 0.55 to 1.00 (for the avoidance of doubt, when calculated in the manner set forth in, and required by, Section 11.6 of the Note Purchase Agreement) as of the last day of (a) the fiscal quarter ended December 31, 2023 and (b) each fiscal quarter thereafter ending on or prior to the Waiver Termination Date, in each case as required by Section 11.6 of the Note Purchase Agreement, resulting in an Event of Default pursuant to Section 12.1(c) of the Note Purchase Agreement.
(5)
The Company failing to comply with Section 9.1 of the Note Purchase Agreement as a result of each of Conifer Insurance Company and White Pine Insurance Company failing to maintain adequate capital and surplus thresholds, in each case, as required by certain applicable laws and/or regulations to which such Insurance Subsidiaries are subject, resulting in Events of Default pursuant to Section 12.1(d) of the Note Purchase Agreement.

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